Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Zeo Energy Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	2024 Omnibus Incentive Equity Plan Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	3,220,400	$2.1235	(2)	$6,838,520	0.00014760	$1,009.37

Total Offering Amounts						$6,838,520		1,009.37
Total Fee Offsets								—
Net Fee Due								$1,009.37

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock (“Common Stock”) of Zeo Energy Corp. (the “Registrant”) that become issuable under the Registrant’s 2024 Omnibus Incentive Equity Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h)(1) of the Securities Act based upon the average of the high and low prices reported on Nasdaq per share of the Registrant’s Common Stock on August 28, 2024.